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Exhibit 10.4

FLEETWOOD ENTERPRISES, INC.
EDWARD B. CAUDILL RESTRICTED STOCK PLAN AND AGREEMENT

        Fleetwood Enterprises, Inc., a Delaware corporation ("Company"), has elected to grant to Edward B. Caudill ("Grantee") an award of restricted stock on the terms and conditions set forth in this Restricted Stock Plan and Agreement (the "Agreement") effective as of August 12, 2002 (the "Grant Date"). The Company and Grantee have entered into that certain Employment Agreement, dated as of the date hereof, pertaining to Grantee's appointment to the office of President and Chief Executive Officer (the "Employment Agreement"). The purpose of the Agreement is to enable the Company to retain Grantee's services as the Company's Chief Executive Officer and the granting of common stock under this Agreement is essential to induce Grantee to accept employment with the Company.

        1.    Grant of Restricted Stock.    The Company hereby grants to Grantee one hundred forty-seven thousand eight hundred and sixty (147,860) shares of the Company's common stock (the "Granted Stock"), subject to the terms, conditions and restrictions set forth below.

        2.    Grantee Representations.    Grantee hereby represents, warrants, acknowledges and covenants to the Company that Grantee is acquiring the Granted Stock for his own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Grantee does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Granted Stock.

        3.    Restrictions on the Granted Stock.    Any Granted Stock acquired by Grantee will be subject to the following restrictions:

          (a)    No Transfer.    The shares of Granted Stock (including any shares received by Grantee with respect to shares of Granted Stock as a result of stock dividends, stock splits or any other form of recapitalization or a similar transaction affecting the Company's securities without receipt of consideration) may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions set forth in Section 3(b) are removed or expire as provided in Section 3(c), and any additional requirements or restrictions contained in this Agreement have been satisfied, terminated or expressly waived by the Company in writing.

          (b)    Restrictions in Event of Termination.    In the event Grantee's service as an employee of the Company terminates, unless waived by the Company in its discretion, the Company will acquire, at no cost, and Grantee shall transfer to the Company, all shares of Granted Stock (including any shares received by Grantee with respect to shares of Granted Stock as a result of stock dividends, stock splits or any other form of recapitalization or a similar transaction affecting the Company's securities without receipt of consideration) that are, at the date of such termination, still subject to the vesting restrictions imposed under this Section 3, provided however, that if Grantee's employment is terminated as a result of a Qualifying Termination, and if Grantee delivers a fully-executed release and waiver of all claims against the Company, then, upon expiration of any applicable revocation period contained in the release and waiver, the restrictions set forth in this Section 3(b) shall expire and lapse as of the date of the Qualifying Termination. For purposes hereof, a "Qualifying Termination" shall be as defined in Section 3(b) and Section 4(c) of Grantee's Employment Agreement.

          (c)    Removal of Restrictions in Event of Termination.    The restrictions imposed under the foregoing provisions of this Section 3 will expire and be removed, and the shares of Granted Stock (including any shares received by Grantee with respect to shares of Granted Stock as a result of stock dividends, stock splits or any other form of recapitalization or a similar transaction affecting the Company's securities without receipt of consideration) acquired by Grantee under this Agreement will vest as follows (the "Vesting Schedule"):

    (i)
    96,109 shares will vest on the first anniversary of the Grant Date,

    (ii)
    44,358 shares will vest on the second anniversary of the Grant Date, and

    (iii)
    7,393 shares will vest on the third anniversary of the Grant Date.

  The Company shall have the discretion to accelerate the vesting schedule in the event of death, disability, retirement, change in control of the Company or otherwise in situations specifically set forth in this Agreement.

          (d)    No Registration; Legends on Certificates.    Grantee understands that the Granted Stock has not been registered under the Securities Act, or any state securities law, by reason of a specific exemption therefrom. Therefore, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, Grantee may be required to bear the economic risk of such investment indefinitely. Each certificate representing the Granted Stock will be endorsed with substantially the following legend:

    The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred, assigned or hypothecated unless (i) there is an effective registration statement under the Securities Act covering such securities, (ii) the sale is made in accordance with Rule 144 under the Securities Act and the Company and its legal counsel are provided with reasonably satisfactory evidence that the requirements of Rule 144 have been satisfied, or (iii) the Company receives an opinion of counsel for the holder of these securities, reasonably satisfactory to the Company, stating that such sale, transfer, assignment or hypothecation is exempt from the registration and prospectus delivery requirements of the Securities Act.

  Further, each certificate representing any unvested portion of the Granted Stock will be endorsed with substantially the following legend:

    The securities evidenced by this certificate are subject to certain limitations on transfer as set forth in that certain Edward B. Caudill Restricted Stock Plan and Agreement, dated as of August 12, 2002, between the Company and Edward B. Caudill (a copy of which is available for inspection at the offices of the Company).

  Grantee understands that the Company may instruct any transfer agent not to register the transfer of any of the Granted Stock, unless the conditions specified in the foregoing legends are satisfied.

        4.    Voting and Other Rights.    Notwithstanding anything to the contrary in the foregoing, during the period prior to the lapse and removal of the restrictions set forth in Section 3, except as otherwise provided herein, Grantee will have all of the rights of a stockholder with respect to all of the Granted Stock, including without limitation the right to vote such Granted Stock and the right to receive all dividends or other distributions with respect to such Granted Stock. In connection with the payment of such dividends or other distributions, the Company will be entitled to deduct any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for Grantee's account.

        5.    Escrow of Unvested Shares.    With respect to each unvested share of Granted Stock (including any shares received by Grantee with respect to shares of Granted Stock as a result of stock dividends, stock splits or any other form of recapitalization or a similar transaction affecting the Company's securities without receipt of consideration), the Secretary of the Company, or such other escrow holder as the Secretary may appoint, shall retain physical custody of the certificate representing such share until the restrictions imposed under this Agreement with respect to such share expire or shall have been removed, whereupon the certificate representing such share shall be delivered to Grantee; provided, however, that if other still unvested shares of Granted Stock are also represented by the same stock certificate, then such certificate shall be retired and new certificates representing the vested and unvested portions of the Granted Stock shall be issued in place of the existing certificate. The certificate representing the vested Granted Stock shall be delivered to the Grantee and the certificate representing the still unvested shares of Granted Stock shall be retained by the escrow holder.

        6.    Expiration of Restrictions.    As soon as practicable after the lapse and removal of the restrictions applicable to all or any portion of the Granted Stock as provided in Section 3, the Company will release the certificate(s) representing such Granted Stock to Grantee, provided that (a) Grantee has paid to the Company, by cash or check, an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for Grantee's account, or otherwise made arrangements satisfactory to the Company for the payment of such amounts through withholding or otherwise, and (b) Grantee has, if requested by the Company, made appropriate representations in a form satisfactory to the Company that such Granted Stock will not be sold other than (i) pursuant to an effective registration statement under the Securities Act, or an applicable exemption from the registration requirements of such Act; (ii) in compliance with all applicable state securities laws and regulations; and (iii) in compliance with all terms and conditions of this Agreement.

        7.    Section 83(b) Election.    Grantee understands that Grantee may make an election pursuant to Section 83(b) of the Internal Revenue Code (the "Code") within thirty (30) days after the date Grantee acquired the Granted Stock hereunder, or comparable provisions of any state tax law, to include in Grantee's gross income the fair market value (as of the date of acquisition) of the Granted Stock. Grantee may make such an election only if, prior to making any such election, Grantee (a) notifies the Company of Grantee's intention to make such election, by delivering to the Company a copy of the fully-executed Section 83(b) Election Form attached hereto as Exhibit A, and (b) pays to the Company an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld or paid over to such authority for Grantee's account, or otherwise makes arrangements satisfactory to the Company for the payment of such amounts through withholding or otherwise. Grantee understands that if Grantee does not make a proper and timely Section 83(b) election, generally under Section 83 of the Code, at the time the forfeiture restrictions applicable to the Granted Stock lapse, Grantee will recognize ordinary income and be taxed in an amount equal to the fair market value (as of the date the forfeiture restrictions lapse) of the Granted Stock. For this purpose, the term "forfeiture restrictions" includes the right of the Company to acquire the Granted Stock pursuant to its rights under Section 3(b) of this Agreement.

        Grantee acknowledges that it is Grantee's sole responsibility, and not the Company's, to file a timely election under Section 83(b), even if Grantee requests the Company or its representative to make this filing on Grantee's behalf. Grantee is relying solely on Grantee's advisors with respect to the decision as to whether or not to file a Section 83(b) election.

        8.    Merger, Consolidation or Reorganization.    In the event of a merger, consolidation or other reorganization of the Company in which the Common Stock of the Company is exchanged for cash, securities or other property ("Exchange Consideration"), Grantee will be entitled to receive a proportionate share of the Exchange Consideration in exchange for the Granted Stock Grantee acquired; provided, however, that Grantee's share of the Exchange Consideration shall be subject to the vesting restrictions imposed under Section 3, unless the Company's Board of Directors, in its discretion, accelerates the Vesting Schedule.

        9.    No Right to Continued Employment.    This Agreement does not confer upon Grantee any right to continue as an employee of the Company or one of its subsidiaries, nor does it limit in any way the right of the Company or a subsidiary to terminate Grantee's services to the Company or the subsidiary at any time, with or without cause. Unless otherwise set forth in a written agreement binding upon the Company or the subsidiary, Grantee's employment by the Company or a subsidiary is "at will." Any questions as to whether and when there has been a termination of Grantee's employment, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Agreement, shall be determined by the Company's Board of Directors in its sole discretion, and the Board of Directors' determination thereof shall be final, binding and conclusive.

        10.    Good Faith Actions.    All actions taken and all interpretations and determinations made with respect to this Agreement by the Company's Board of Directors or a committee thereof in good faith shall be final and binding upon Grantee, the Company and all other interested parties with respect to all matters relating to this Agreement. No members of the Company's Board of Directors or a committee thereof shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.

        11.    Compliance with Laws.    This Agreement and the issuance and delivery of the Granted Stock and the payment of money under this Agreement are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Company will be under no obligation to register or qualify the issuance of the Granted Stock under the Securities Act or applicable state securities laws and the Company shall not be obligated to grant, issue, deliver or effect any transfer of Granted Stock unless such grant, issuance, delivery or transfer is at such time effectively registered or exempt from registration under applicable state and federal securities laws. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        12.    Lock-Up Agreements.    Grantee agrees as a condition to receipt of the Granted Stock that, in connection with any public offering by the Company of its equity securities and upon the request of the Company and the principal underwriter (if any) in such public offering, the Granted Stock may not be sold, offered for sale, encumbered, or otherwise disposed of or subjected to any transaction that will involve any sales of securities of the Company, without the prior written consent of the Company or such underwriter, as the case may be, for a period of not more than 365 days after the effective date of the registration statement for such public offering. The Grantee will, if requested by the Company or the principal underwriter, enter into a separate agreement to the effect of this Section 12.

        13.    Governing Law.    This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice or laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

        14.    No Assignment.    Neither this Agreement nor any rights granted herein are assignable by Grantee.

        15.    Interpretation.    Headings herein are for convenience of reference only, do not constitute a part of the Agreement, and will not affect the meaning or interpretation of the Agreement. References herein to Sections are references to the referenced Section hereof, unless otherwise specified.

        16.    Severability.    Should any provision of this Agreement be held to be unenforceable or invalid for any reason, the remaining portions or provisions of this Agreement shall be unaffected by such holding.

        17.    Agreement Binding on Successors.    This Agreement shall be binding upon the successors and assigns of the Company and upon Grantee and Grantee's heirs, executors, administrators, personal representatives, and successors in interest.

        18.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

August 12, 2002
COMPANY		GRANTEE
Fleetwood Enterprises, Inc.,
By:	/s/ Forrest D. Theobald (Signature)	/s/ Edward B. Caudill (Signature)
	Forrest D. Theobald, Sr. Vice President and General Counsel	Edward B. Caudill, President and Chief Executive Officer
	(Printed Name and Title)	(Printed Name and Title)

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  Exhibit 10.4
FLEETWOOD ENTERPRISES, INC. EDWARD B. CAUDILL RESTRICTED STOCK PLAN AND AGREEMENT